Exhibit 10.15
PTC-3

12-19-06

SECOND AMENDMENT TO AMENDED AND RESTATED
REVOLVING AND TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING AND TERM LOAN AGREEMENT (the "Second Amendment"), dated and effective as of December 22, 2006, is made and entered into by and between BROWN & BROWN, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia corporation (the "Lender").

WITNESSETH:

WHEREAS, on or about January 3, 2001, the Borrower and the Lender entered into that certain Amended and Restated Revolving and Term Loan Agreement (the "Initial Term Loan Agreement") providing for a term loan all as provided in the Initial Term Loan Agreement; and

WHEREAS, on or about July 15, 2004, the Borrower and the Lender amended the Initial Term Loan Agreement by virtue of that certain First Amendment To Amended And Restated Revolving And Term Loan Agreement (the “First Amendment”) dated July 15, 2004. Hereafter, the term “Initial Term Loan Agreement” includes the First Amendment; and

WHEREAS, the Initial Term Loan Agreement in Section 8.1 of the Initial Term Loan Agreement contains various restrictions on the ability of the Borrower to incur other debt; and

WHEREAS, the Borrower desires to incur additional unsecured indebtedness up to the principal amount of $200,000,000 through the issuance of promissory notes to one or more investors (the “2006 Note Offering”); and

WHEREAS, the Borrower and the Lender wish to amend the Initial Term Loan Agreement so as to permit, among other matters, (i) the elimination of certain restrictions on unsecured indebtedness by the Borrower, (ii) the 2006 Note Purchase Agreement, and (iii) the modification of the terms of the Initial Term Loan Agreement in accordance with the terms and conditions of this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions. Unless defined in this Second Amendment, capitalized terms contained herein shall have the meaning set forth in the Initial Term Loan Agreement.

2.    New Definitions. The following definitions are added to Article I of the Initial Term Loan Agreement:

"2006 Note Offering" shall mean one or more transactions by which the Borrower has incurred or may in the future incur Indebtedness up to the maximum principal amount of $200,000,000, all pursuant to the 2006 Note Purchase Agreement.

"2006 Note Purchase Agreement" shall mean that certain Note Purchase Agreement between the Borrower and the Purchasers party thereto and dated December 22, 2006 by which the Borrower has issued Series C Notes (as defined therein) and pursuant to which the Borrower may issue from time to time Fixed Rate Shelf Notes and Floating Rate Shelf Notes (as defined therein), as the same may be amended or modified from time to time.

3.    Amendment to Initial Term Loan Agreement. The Initial Term Loan Agreement is hereby amended as follows:

(a)    Section 8.1 captioned "Indebtedness" is hereby amended in its entirety to read as follows:

Section 8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

(a)    Indebtedness under this Agreement;

(b)    Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 8.1(b), together with all extensions, renewals and refinancings thereof; provided, however, any such extensions, renewals and refinancings shall not, without the written consent of the Lender, increase any such Indebtedness or modify the terms of said Indebtedness on terms less favorable to the maker or obligor;

(c)    Purchase money indebtedness to the extent secured by a Lien permitted by Section 8.2(b) provided such purchase money indebtedness does not exceed $5,000,000;

(d)    Unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business (whether now outstanding or hereafter arising or incurred) and either (i) not more than thirty (30) days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP and Indebtedness in the nature of contingent repayment obligations arising in the ordinary and normal course of business with respect to-deposits and down payments;

(e)    The Intercompany Loans described on Schedule 6.22 and any other loans between Consolidated Companies not exceeding individually at any time the amount of $500,000 and in the aggregate at any time the amount of $1,000,000 (excluding Intercompany Loans listed on Schedule 6.22) provided that no loan or other extension of credit may be made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder unless otherwise agreed in writing by the Lender;

(f)    Unsecured, Subordinated Debt, not to exceed an aggregate amount of $25,000,000, and other Subordinated Debt in form and substance acceptable to the Lender and evidenced by its written consent thereto;

(g)    Unsecured Indebtedness without any limitation of amount provided that the maturity of said Indebtedness is longer than the maturity of the Facility; and

(h)    Unsecured Indebtedness due under the 2004 Note Offering not to exceed at any time the aggregate amount of $200,000,000 and unsecured Indebtedness due under the 2006 Note Offering not to exceed at any time the aggregate amount of $200,000,000.

(b)    Section 8.8 of the Initial Term Loan Agreement captioned “Optional Prepayments” is hereby amended in its entirety to read as follows:

Section 8.8 Optional Prepayments. Make any payment in violation of the subordination provisions of any Subordinated Debt.

(c)    Section 8.11 of the Initial Term Loan Agreement captioned “Additional Negative Pledges” is hereby deleted in its entirety.

(d)    Section 8.12 of the Initial Term Loan Agreement captioned “Limitation on Payment Restrictions Affecting Consolidated Companies” is hereby amended in its entirety to read as follows:

Section 8.12 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (a) pay dividends or make any other distributions on such Consolidated Company’s stock, or (b) pay any indebtedness owed to Borrower or any other Consolidated Company, except in each case any consensual encumbrance or restriction existing under the Credit Documents, or as are contained in the documentation of the SunTrust Term Loan, the 2004 Note Purchase Agreement, the 2006 Note Purchase Agreement, or Indebtedness described in Section 8.1(g) hereof.

(e)    Section 8.17 of the Initial Term Loan Agreement captioned “Guaranties” is hereby amended in its entirety to read as follows:

Section 8.17 Guaranties. Without the prior written consent of the Lender, extend or execute any Guaranty other than (a) endorsements of instruments for deposit or collection in the ordinary and normal course of business, (b) Guaranties acceptable in writing to the Lender, and (c) Guaranties for obligations of any Consolidated Subsidiary, provided, however, said Guaranteed Indebtedness under this subparagraph (c) will not exceed the aggregate amount of $10,000,000 without the prior written consent of the Lender, and (d) Guaranties of Subsidiaries in connection with the SunTrust Term Loan, the 2004 Note Purchase Agreement, the 2006 Note Purchase Agreement, or Indebtedness described in Section 8.1(g) hereof.

(f)    Section 8.18 of the Initial Term Loan Agreement captioned “Changes in Debt Instruments” is hereby deleted in its entirety.

4.    Guaranties. The Lender acknowledges that it is considering a request from the Borrower to eliminate the requirement for Guarantors under the Facility, and in connection therewith the Lender agrees to waive compliance with the requirements of Section 6.25 and 7.10 of the Initial Term Loan Agreement until January 30, 2007.

5.    Ratification. Except as modified by this Second Amendment, the parties do hereby confirm and ratify the Initial Term Loan Agreement. Hereafter, the term “Term Loan Agreement” means and includes this Second Amendment.

Signature Page Follows

SIGNATURE PAGE TO SECOND AMENDMENT

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Revolving and Term Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Address for Notices: 220 South Ridgewood Avenue Daytona Beach, Florida 23115-2412 Attention: Cory T. Walker Telephone No.: (386) 239-7250 Telecopy No.: (386) 239-7252	BORROWER: BROWN & BROWN, INC. By: /s/ Cory T. Walker Cory T. Walker, Senior Vice President, Treasurer and Chief Financial Officer

With a copy to:

Laurel L. Grammig
General Counsel
BROWN & BROWN, INC.
3101 West Martin Luther King Jr. Boulevard
Suite 400
Tampa, Florida 33607
Telephone No.: (813) 222-4182
Telecopy No.: (813) 222-4464

Address for Notices: SunTrust Bank Mail Code FL-Orlando-1106 200 South Orange Avenue Tower 10 Orlando, FL 32801 Telephone: (407) 237-4636 Telecopy: (407) 237-4076	LENDER: SUNTRUST BANK By: /s/ Sarah Hudson Anderson Sarah Hudson Anderson, Vice President

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